UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2021

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2021, VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC, as sales agent (“Jefferies”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time, shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $75.0 million (the “Shares”) through Jefferies as its sales agent.

Under the Sales Agreement, if and when directed by the Company, Jefferies may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including block transactions, sales made directly on the Nasdaq Capital Market or any other trading market for the Common Stock. In addition, under the Sales Agreement, Jefferies may sell the Shares in negotiated transactions with the Company’s consent. Under certain circumstances, the Company may instruct Jefferies not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company will pay Jefferies a commission equal to three percent (3.0%) of the aggregate gross proceeds from each sale of the Shares as directed by the Company and sold through Jefferies under the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, and customary indemnification and contribution rights and obligations of the parties. The Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement or (ii) the termination of the Sales Agreement by Jefferies or the Company, as permitted therein.

Any Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2021, and declared effective on March 26, 2021 (File No. 333-254299). The Company filed a prospectus supplement with the SEC on May 14, 2021 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Woodburn and Wedge relating to the validity of the Shares to be issued and sold pursuant to the Sales Agreement is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated May 14, 2021, by and between VistaGen Therapeutics, Inc. and Jefferies LLC.
5.1	Opinion of Woodburn and Wedge.
23.1	Consent of Woodburn and Wedge (included in Exhibit 5.1).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: May 14, 2021	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer